UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Federal Signal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

(630) 954-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Federal Signal Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders on April 30, 2013. As of the record date, March 8, 2013, there were 62,398,530 shares of the Company’s common stock issued and outstanding. The holders of 57,451,705 shares of common stock, 92.07% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, and this amount represented a quorum. Set forth below are the final voting results for each of the three proposals submitted to a vote of the Company’s stockholders at the meeting. The proposals are described in detail in the Company’s definitive proxy statement filed March 18, 2013 (the “2013 Proxy Statement”).

Proposal I.

The stockholders elected all of the Board’s nominees for director. The voting results were as follows:

	For	Withhold Authority	Abstentions	Broker Non-votes
Charles R. Campbell	47,975,944	676,821	—	8,798,940
James E. Goodwin	48,310,108	342,657	—	8,798,940
Paul W. Jones	47,756,807	895,958	—	8,798,940
Dennis J. Martin	48,201,630	451,135	—	8,798,940
Richard R. Mudge	48,343,882	308,883	—	8,798,940
William F. Owens	48,261,961	390,804	—	8,798,940
Brenda L. Reichelderfer	48,341,285	311,480	—	8,798,940

Proposal II.

The stockholders, in an advisory vote, approved the named executive officer compensation as disclosed in the Company’s 2013 Proxy Statement. The voting results were as follows:

For	Against	Abstentions	Broker Non-votes
46,021,029	624,310	2,007,426	8,798,940

In accordance with the stockholder vote at our 2011 Annual Meeting of Stockholders, our stockholders will be provided with an opportunity to provide advisory approval of the Company’s named executive officer compensation every year until the next required advisory vote on the frequency of such vote or until the Company’s Board of Directors elects to implement a different frequency for such advisory vote. We are required to hold an advisory vote on frequency at least once every six years.

Proposal III.

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013. The voting results were as follows:

For	Against	Abstentions
56,941,887	379,623	130,195

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Date: May 2, 2013	By:	/s/ Jennifer L. Sherman
Jennifer L. Sherman
Senior Vice President, Chief Administrative Officer and General Counsel